Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Dale Gibbons
January 26, 2011		CFO
602-952-5476

Western Alliance Reports Results for the Fourth Quarter 2010

•	Loan Growth Continuing

•	Core Earnings Momentum Maintained

•	Significant Drop In Charge-offs And Provision

Phoenix – January 26, 2011 -- Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the fourth quarter 2010.

Fourth Quarter 2010 Highlights:

•	Pre-tax, pre-provision operating earnings of $25.0 million, up 1.6% from $24.6 million in third quarter 2010 and 44.5% from $17.3 million in fourth quarter 20091

•	Record net interest income of $60.9 million, compared to $59.5 million in prior quarter and $51.8 million in same quarter last year

•	Net interest margin of 4.26%, compared to 4.32% in third quarter and 3.84% in fourth quarter last year

•	Nonperforming assets (nonaccrual loans and repossessed assets) of 3.6% of total assets, compared to 3.9% in third quarter 2010 and 4.1% in fourth quarter 2009

•	Total watch and classified loans (including nonaccrual) of $452 million at December 31, 2010, compared to $491 million at September 30, 2010 and $701 million at December 31, 2009

•	Provision for credit losses of $18.4 million, compared to $23.0 million in third quarter and $40.8 million in fourth quarter last year

•	Net loan charge-offs of $15.9 million, down from $24.8 million for the third quarter and $36.4 million in fourth quarter last year

•
Net loss of $10.8 million, including pre-tax loss on repossessed asset valuations/sales of $13.0 million and mark-to-market charge from write-up of our junior subordinated debt of $6.7 million and net $0.4 million loss for all assets/liabilities measured at fair value in 2010

•	Diluted net loss per common share of $0.17 compared to net loss of $0.01 for the third quarter of 2010 and $0.41 net loss for the fourth quarter 2009

•	Tier I Leverage capital of 9.5% and Total Risk-Based Capital ratio of 13.2%, compared to 9.3% and 14.4% a year ago

•	Consolidated its banking subsidiaries from five to three

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Financial Performance

“2010 culminated with Western Alliance well along the road to recovery from the global recession,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation.  “We had record net interest income, expanded our interest margin and improved our operating efficiency. Each of the leading indicators of future non-performing assets of delinquent, watch and classified loans declined every quarter last year, which resulted in our credit loss provision dropping by more than one third from 2009.  As additions to impaired assets have slowed and property valuations stabilize, we expect more modest charges in the future than the losses on repossessed real estate we have recently incurred. Continuing declining credit costs in 2011, against the backdrop of our strong and growing operating franchise, will result in increased earnings power and a positive return to shareholders.”

Ken Vecchione, President and Chief Operating Officer, added, “The fourth quarter of 2010 marked our sixth consecutive increase in our pre-tax, pre-provision income, up more than 50 percent since 2009.  Our operating efficiency ratio dropped 8 points to 62 percent during the past year, which we expect to continue as we see continued revenue growth and little expense increase on the horizon, in part benefiting from cost efficiencies we will soon realize from the bank charter consolidations we completed at the end of 2010.1 During 2010 we demonstrated our ability to grow loans and deposits, thus improving our franchise value in the face of a difficult economic environment.” Mr. Vecchione also noted, “Net charge-offs for the fourth quarter declined 36% versus the prior quarter and provision for credit losses dropped 20% quarter to quarter.”

Western Alliance Bancorporation reported net loss of $10.8 million in the fourth quarter 2010, including a net loss from sales/valuation of repossessed assets of $13 million, a net loss from mark to market adjustments on assets/liabilities held at fair value of $6.7 million, and a loss on discontinued operations net of tax of $0.7 million.

The Company reported net loss per common share of $0.17 in the fourth quarter 2010. The loss included $0.10 loss from sales/valuations of repossessed assets after tax, a net loss from mark to market adjustments of $0.05 after tax, and a loss from discontinued affinity credit card operations held for sale net of tax of $0.01.

Total loans increased $67 million to $4.24 billion at December 31, 2010 from $4.17 billion on September 30, 2010.  This increase was driven by growth in commercial and industrial and commercial real estate loans; partially offset by reductions in construction and land loans and residential real estate loans. Geographically, loans outstanding at our Las Vegas, Nevada affiliate decreased by $25 million and increased by $92 million at our other affiliates. For the full year, loans increased $161 million.

Total deposits increased $10 million to $5.34 billion at December 31, 2010 from $5.33 billion at September 30, 2010, with significant growth in non-interest bearing demand, time certificates of deposit and money market/savings accounts, largely offset by a decline in interest bearing demand deposits. Deposits increased $616 million from December 31, 2009.

Income Statement

Net interest income increased 2.4 percent to $60.9 million in the fourth quarter 2010 from $59.5 million in the third quarter 2010 and 17.6 percent compared to the fourth quarter 2009, propelled by both reductions in cost of funds and increases in asset yields. The net interest margin in the fourth quarter 2010 was 4.26 percent compared to 4.32 percent in the third quarter 2010 and 3.84 percent in the fourth quarter of 2009.

1 See reconciliation of Non-GAAP Financial Measures beginning on page 16

Operating non-interest income was $6.0 million for the fourth quarter 2010. This performance was a decrease from $7.7 million for the same period in 2009 and slight decrease from $6.3 million for the third quarter of 2010, resulting from the disposition of certain asset management businesses.1

Net revenue was $66.9 million for the fourth quarter 2010, an increase of 1.7 percent from $65.8 million for the third quarter of 2010 and 12.4 percent from net revenue of $59.5 million for the fourth quarter 2009.1

Operating non-interest expense was $41.9 million for the fourth quarter 2010, compared to $42.1 million for the same period in 2009.1 For the third quarter 2010, operating non-interest expense was $41.3 million. The operating efficiency ratio was 62 percent for the fourth quarter 2010, compared to 71 percent for the fourth quarter 2009.1 The Company had 908 full-time equivalent employees at December 31, 2010, compared to 930 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earnings, which it defines as net revenue less its operating non-interest expense.1 For the fourth quarter 2010, the Company’s performance was $25.0 million, compared to $24.6 million in the third quarter 2010 and $17.3 million in the fourth quarter 2009.1

The provision for credit losses was $18.4 million for the fourth quarter 2010 compared to $23.0 million for the third quarter 2010 and $40.8 million for the fourth quarter 2009. Nonaccrual loans and repossessed assets were $225 million or 3.6 percent of total assets at December 31, 2010, compared with $241 million or 3.9 percent of total assets at September 30, 2010 and $237 million or 4.1 percent of total assets at December 31, 2009. Net loan charge-offs in the fourth quarter 2010 were $15.9 million or 1.52 percent of average loans (annualized), compared to $24.8 million or 2.41 percent of average loans (annualized) for the third quarter 2010 and $36.4 million or 3.68% of average loans (annualized) for the fourth quarter 2009. Loans past due 90 days and still accruing totaled $1.5 million at December 31, 2010, down from $5.7 million at September 30, 2010 and down from $5.5 million at December 31, 2009. Loans past due 30-89 days totaled $18.2 million at quarter end, down from $20.4 million at September 30, 2010 and down from $50.4 million at December 31, 2009. Classified assets to Tier I capital plus allowance for credit losses, a common regulatory measure of asset quality improved to 52 percent at December 31, 2010 from 74 percent one year ago.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $13.0 million for the fourth quarter 2010 compared to $4.9 million in the prior quarter. Of the Company’s $107.7 million in repossessed assets, 67 percent were new or re-appraised during the fourth quarter. For the fourth quarter 2010, mark-to-market losses were $6.7 million due to an increase in the liability for junior subordinated debt issued by the Company as credit spreads narrowed. At December 31, 2010, junior subordinated debt was valued at $43 million. Mark-to-market losses for the third quarter 2010 were $0.2 million.

At year end, the Company merged its Alta Alliance Bank subsidiary into Torrey Pines Bank and its First Independent Bank of Nevada subsidiary into Alliance Bank of Arizona and renamed the subsidiary Western Alliance Bank. The Company incurred $1.7 million in merger charges related to these transactions.

Balance Sheet

Gross loans totaled $4.24 billion at December 31, 2010, an increase of $67 million from September 30, 2010 and an increase of $161 million from $4.08 billion at December 31, 2009. At December 31, 2010 the allowance for credit losses was 2.61 percent of total loans up from 2.59 percent at September 30, 2010 and down from 2.66 percent at December 31, 2009.

Deposits totaled $5.34 billion at December 31, 2010, an increase of $10 million from $5.33 billion at September 30, 2010 and an increase of $616 million from $4.72 billion at December 31, 2009.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Non-interest bearing deposits increased by $21.6 million to $1.44 billion at December 31, 2010 from September 30, 2010 and increased $286.3 million from $1.16 billion at December 31, 2009. Non-interest bearing deposits comprised 27 percent of total deposits at December 31, 2010, compared to 24.5 percent a year ago.

At December 31, 2010 the Company’s loans were 79.4 percent of deposits, compared to 86.4 percent one year earlier and 78.3 percent at September 30, 2010. Borrowings, including junior subordinated debt totaled $116 million at December 31, 2010, down $15.8 million from one year earlier, and up $6.7 million for the quarter as a result of the junior subordinated debt valuation adjustment.

Stockholders’ equity decreased to $602.2 million at December 31, 2010 from $619.8 million at September 30, 2010.  At December 31, 2010, tangible common equity was 7 percent of tangible assets1 and total risk-based capital was 13.2 percent of risk-weighted assets.

Total assets increased 7.7 percent to $6.19 billion at December 31, 2010 from $5.75 billion at December 31, 2009 and increased slightly from $6.18 billion at September 30, 2010.

Operating Unit Highlights

As of December 31, 2010, the Company merged its Alta Alliance Bank subsidiary into its Torrey Pines Bank subsidiary, and its First Independent Bank of Nevada subsidiary into its Alliance Bank of Arizona subsidiary. As part of the latter merger, Alliance Bank of Arizona was renamed Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank.  As a result of the mergers and recent subsidiary sales the Company has changed its reportable operating segments.  The new structure is segmented by bank entity as “Bank of Nevada”, “Western Alliance Bank”, “Torrey Pines Bank” and “Other” which includes Western Alliance Bancorporation, Western Alliance Equipment Finance, Shine Investment Advisory Services, and discontinued operations. Prior period data has been restated to reflect this change.

Bank of Nevada banking operations reported that loans declined $25 million during the fourth quarter and declined $158 million during the last 12 months to $1.91 billion at December 31, 2010. Deposits decreased $19 million since September 30, 2010 and increased $184 million over the last twelve months to $2.39 billion. Net loss for our Bank of Nevada was $5.8 million during the fourth quarter 2010, compared with a net loss of $6.9 million for the third quarter of 2010 and $12.7 million during the fourth quarter 2009.

Western Alliance Bank reported loan growth of $38 million during the fourth quarter 2010 and an increase of $180 million during the last 12 months to $1.31 billion. Deposits decreased $60 million in the fourth quarter and increased $231 million during the last 12 months to $1.67 billion. Net income for Western Alliance Bank was $3.6 million during the fourth quarter 2010 compared with net income of $4.3 million during the third quarter of 2010 and a net loss of $4.0 million during the fourth quarter 2009.

Our Torrey Pines Bank operations reported that loans increased $54 million during the fourth quarter 2010 and increased $189 million during the last 12 months to $1.06 billion. Deposits increased $49 million and $200 million to $1.28 billion during the same periods, respectively. Net income for Torrey Pines Bank was $3.2 million during the fourth quarter 2010 compared with a net income of $4.0 million for the third quarter of 2010 and net loss of $1.6 million during the fourth quarter 2009.

Attached to this press release is summarized financial information for the quarter and year to date ended December 31, 2010.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live audio webcast to discuss its fourth quarter 2010 financial results at 11.00 a.m. ET on Thursday, January 27, 2011. Participants may access the call by dialing 1-866-843-0890 and using passcode: 1271738 or via live audio webcast using the website link:  http://www.talkpoint.com/viewer/starthere.asp?Pres=133937. The webcast is also available via our website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET January 27 until 9 a.m. ET February 17th by dialing 1-877-344-7529 using the pass code 447485.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, Torrey Pines Bank, and Shine Investment Advisory Services.  These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado.  Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions.  Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement.  Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the Three Months				For the Twelve Months
	Ended December 31,				Ended December 31,
	2010	2009	Change %		2010	2009	Change %
	(in thousands, except per share data)
Selected Balance Sheet Data:
(dollars in millions)
Total assets	$6,193.9	$5,753.3	7.7%
Loans, net of deferred fees	4,240.5	4,079.6	3.9
Securities and money market investments	1,273.1	864.8	47.2
Federal funds sold	0.9	3.5	(74.3)
Total deposits	5,338.4	4,722.1	13.1
Borrowings	73.0	29.4	148.3
Junior subordinated and subordinated debt	43.0	102.4	(58.0)
Stockholders' equity	602.2	575.7	4.6

Selected Income Statement Data:
(dollars in thousands)
Interest income	$72,374	$67,813	6.7%		$281,813	$276,023	2.1%
Interest expense	11,463	16,025	(28.5)		49,260	73,734	(33.2)
Net interest income	60,911	51,788	17.6		232,553	202,289	15.0
Provision for loan losses	18,384	40,792	(54.9)		93,211	149,099	(37.5)
Net interest income after provision for credit losses	42,527	10,996	286.7		139,342	53,190	162.0
Non-interest income	(720)	4,269	(116.9)		46,836	4,435	956.1
Non-interest expense	56,545	51,320	10.2		196,758	242,977	(19.0)
Loss from continuing operations
before income taxes	(14,738)	(36,055)	(59.1)		(10,580)	(185,352)	(94.3)
Income tax benefit	(4,580)	(10,258)	(55.4)		(6,410)	(38,453)	(83.3)
Loss from continuing operations	(10,158)	(25,797)	(60.6)		(4,170)	(146,899)	(97.2	) %
Loss on discontinued operations, net	(657)	(1,115)	(41.1)		(3,025)	(4,507)
Net loss	$(10,815)	$(26,912)	(59.8	) %	$(7,195)	$(151,406)
Diluted net loss from continuing operations	$(0.16)	$(0.39)			$(0.19)	$(2.66)
Diluted net loss from discontinued operations, net of tax	$(0.01)	$(0.02)			$(0.04)	$(0.08)
Diluted net loss per common share	$(0.17)	$(0.41)	(58.5	) %	$(0.23)	$(2.74)	(91.7	) %

Common Share Data:
Diluted net income (loss) per common share	$(0.17)	$(0.41)	(58.5	) %	$(0.23)	$(2.74)	(91.7	) %
Book value per common share	$5.77	$6.18	(6.6	) %
Tangible book value per share, net of tax (1)	$5.35	$5.66	(5.5	) %
Average shares outstanding (in thousands):
Basic	80,522	71,788	12.2		75,083	58,836	27.6
Diluted	80,522	71,788	12.2		75,083	58,836	27.6
Common shares outstanding	81,669	72,504	12.6

(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months						For the Twelve Months
	Ended December 31,						Ended December 31,
	2010		2009		Change %		2010		2009		Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	(0.69	) %	(1.83	) %	(62.3	) %	(0.12	) %	(2.72	) %	(95.6	) %
Return on average stockholders' equity (1)	(6.85)		(17.57)		(61.0)		(1.20)		(25.83)		(95.4)
Net interest margin (1)	4.26		3.84		10.9		4.23		3.97		6.5
Net interest spread	3.97		3.45		15.1		3.92		3.52		11.4
Efficiency ratio - tax equivalent basis (2)	62.19		70.57		(11.9)
Loan to deposit ratio	79.43		86.39		(8.1)

Capital Ratios:
Tangible equity (2)	9.1%		9.3%		(1.9	) %
Tangible common equity (2)	7.0		7.1		(0.9)
Tier one common equity (2)	8.5		8.2		3.6
Tier 1 Leverage ratio (3)	9.5		9.3		2.2
Tier 1 Risk Based Capital (3)	12.0		11.8		1.7
Total Risk Based Capital (3)	13.2		14.4		(8.3)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.52%		3.68%		(58.7	) %	2.22%		3.24%		(31.5	) %
Nonaccrual loans to gross loans	2.76		3.77		(26.8)
Nonaccrual loans and repossessed assets to total assets	3.63		4.12		(11.9)
Loans past due 90 days and still accruing to total loans	0.03		0.14		(78.6)
Allowance for credit losses to loans	2.61		2.66		(1.9)
Allowance for credit losses to nonaccrual loans	94.62		70.67		33.9

(1) Annualized for the three and twelve month periods ended December 31, 2010 and 2009.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Interest income:	(dollars in thousands)
Loans	$64,985	$60,532	$255,626	$248,098
Investment securities	7,054	6,621	24,732	26,689
Federal funds sold and other	335	660	1,455	1,236
Total interest income	72,374	67,813	281,813	276,023
Interest expense:
Deposits	8,652	13,785	41,329	61,905
Customer repurchase agreements	65	466	538	3,629
Borrowings	2,032	526	3,745	3,234
Junior subordinated and subordinated debt	714	1,248	3,648	4,966
Total interest expense	11,463	16,025	49,260	73,734
Net interest income	60,911	51,788	232,553	202,289
Provision for credit losses	18,384	40,792	93,211	149,099
Net interest income after provision for credit losses	42,527	10,996	139,342	53,190
Non-interest income
Unrealized (losses) gains on assets/liabilities measured at fair value,net	(6,710)	(1,874)	(369)	3,631
Securities impairment charges	(12)	(1,748)	(1,186)	(43,784)
Gains on sales of investment securities, net	-	167	19,757	16,100
Gain on extinguishment of debt	-	-	3,000	-
Trust and investment advisory services	608	2,320	4,003	9,287
Service charges	2,177	2,298	8,969	8,172
Operating lease income	864	1,091	3,793	4,066
Bank owned life insurance	1,027	669	3,299	2,193
Other	1,326	1,346	5,570	4,770
	(720)	4,269	46,836	4,435
Non-interest expenses:
Salaries and employee benefits	21,125	20,807	86,586	91,504
Occupancy	5,075	5,040	19,580	20,802
Insurance	4,109	2,991	15,475	12,525
Net loss on sales and valuations of repossessed assets	12,991	5,081	28,826	21,274
Repossessed asset and loan expenses	2,230	1,779	8,076	6,363
Legal, professional and director's fees	2,038	3,978	7,591	8,973
Merger related expenses	1,651	-	1,651	-
Customer service	1,050	986	4,256	4,131
Intangible amortization	889	945	3,604	3,781
Marketing	982	1,185	4,061	4,915
Data Processing	948	971	3,374	4,274
Operating lease depreciation	542	750	2,506	3,229
Goodwill impairment	-	4,095	-	49,671
Other	2,915	2,712	11,172	11,535
	56,545	51,320	196,758	242,977
Loss from continuning operations before income taxes	(14,738)	(36,055)	(10,580)	(185,352)
Income tax benefit	(4,580)	(10,258)	(6,410)	(38,453)
Loss from continuing operations	(10,158)	(25,797)	(4,170)	(146,899)
Loss from discontined operations net of tax benefit	(657)	(1,115)	(3,025)	(4,507)
Net loss	(10,815)	(26,912)	(7,195)	(151,406)
Preferred stock dividends	1,750	1,750	7,000	7,000
Accretion on preferred stock discount	734	697	2,882	2,742
Net loss available to common stockholders	$(13,299)	$(29,359)	$(17,077)	$(161,148)
Loss per share	$(0.17)	$(0.41)	$(0.23)	$(2.74)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
Interest income:	(in thousands, except per share data)
Loans	$64,985	$64,273	$64,201	$62,167	$60,532
Investment securities	7,054	6,047	5,327	6,304	6,621
Federal funds sold and other	335	385	472	263	660
Total interest income	72,374	70,705	70,000	68,734	67,813
Interest expense:
Deposits	8,652	9,531	11,067	12,079	13,785
Borrowings	2,097	970	483	733	992
Junior subordinated and subordinated debt	714	736	994	1,204	1,248
Total interest expense	11,463	11,237	12,544	14,016	16,025
Net interest income	60,911	59,468	57,456	54,718	51,788
Provision for credit losses	18,384	22,965	23,115	28,747	40,792
Net interest income after provision for credit losses	42,527	36,503	34,341	25,971	10,996
Non-interest income
Mark-to-market (losses) gains, net	(6,710)	(210)	6,250	301	(1,874)
Gains on sales of investment securities, net	-	5,460	6,079	8,218	167
Gain on extinguishment of debt	-	-	3,000	-	-
Securities impairment charges	(12)	-	(1,071)	(103)	(1,748)
Trust and investment advisory services	608	1,001	1,181	1,213	2,320
Service charges	2,177	2,276	2,319	2,197	2,298
Operating lease income	864	998	967	964	1,091
Bank owned life insurance	1,027	773	780	719	669
Other	1,326	1,869	1,255	1,120	1,346
	(720)	12,167	20,760	14,629	4,269
Non-interest expenses:
Salaries and employee benefits	21,125	21,860	22,161	21,440	20,807
Occupancy	5,075	4,890	4,828	4,787	5,040
Insurance	4,109	4,115	3,759	3,492	2,991
Repossessed asset and loan expenses	2,230	1,918	1,564	2,364	1,779
Net (gain) loss on sales and valuations of repossessed assets	12,991	4,855	11,994	(1,014)	5,081
Legal, professional and director's fees	2,038	1,546	2,139	1,868	3,978
Merger related expense	1,651	-	-	-	-
Marketing	982	878	1,045	1,156	1,185
Intangible amortization	889	901	907	907	945
Customer service	1,050	987	1,154	1,065	986
Data Processing	948	842	793	791	971
Operating lease depreciation	542	627	647	689	750
Goodwill impairment	-	-	-	-	4,095
Other	2,915	2,690	2,271	3,298	2,712
	56,545	46,109	53,262	40,843	51,320
Income (loss) from continuing operations before
income taxes	(14,738)	2,561	1,839	(243)	(36,055)
Income tax benefit	(4,580)	(79)	(190)	(1,562)	(10,258)
Income (loss) from continuing operations	$(10,158)	$2,640	$2,029	$1,319	$(25,797)
Loss from discontinued operations, net of tax	(657)	(631)	(802)	(935)	(1,115)
Net income (loss)	$(10,815)	$2,009	$1,227	$384	$(26,912)
Preferred stock dividends	1,750	1,750	1,750	1,750	1,750
Accretion on preferred stock	734	716	716	716	697
Net loss available to common stockholders	$(13,299)	$(457)	$(1,239)	$(2,082)	$(29,359)
Loss per share	$(0.17)	$(0.01)	$(0.02)	$(0.03)	$(0.41)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2010	2010	2010	2010	2009
Assets:	(in millions)
Cash and due from banks	$215.8	$615.0	$560.6	$827.6	$393.3
Federal funds sold	0.9	1.0	-	2.4	3.5
Cash and cash equivalents	216.7	616.0	560.6	830.0	396.8

Securities and money market investments	1,273.1	929.7	848.6	781.1	864.8
Loans:
Commercial	934.6	876.8	832.8	757.9	802.2
Commercial real estate - owner occupied	1,223.1	1,227.7	1,234.1	1,209.3	1,091.4
Construction and land development	451.5	488.3	532.4	556.9	623.2
Commercial real estate - non-owner occupied	1,038.5	981.4	926.0	902.9	933.2
Residential real estate	527.3	533.6	536.1	560.2	568.3
Consumer	71.5	71.4	74.6	77.6	80.3
Deferred fees, net	(6.0)	(5.7)	(6.0)	(5.7)	(19.0)
	4,240.5	4,173.5	4,130.0	4,059.1	4,079.6
Allowance for credit losses	(110.7)	(108.2)	(110.0)	(112.7)	(108.6)
Loans, net	4,129.8	4,065.3	4,020.0	3,946.4	3,971.0

Premises and equipment, net	114.4	116.5	118.7	121.2	125.9
Other repossessed assets	107.7	110.1	104.4	105.6	83.3
Bank owned life insurance	129.8	94.8	94.0	93.2	92.5
Goodwill and other intangibles	39.3	40.2	41.3	42.2	43.1
Other assets	183.1	206.5	171.9	176.5	175.9
Total assets	$6,193.9	$6,179.1	$5,959.5	$6,096.2	$5,753.3
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,443.3	$1,421.7	$1,330.4	$1,348.7	$1,157.0
Interest bearing
Demand	523.8	645.4	611.4	510.2	362.7
Savings and money market	1,926.1	1,892.2	1,845.9	1,798.5	1,752.5
Time certificates	1,445.2	1,369.2	1,442.5	1,532.7	1,449.9
Total deposits	5,338.4	5,328.5	5,230.2	5,190.1	4,722.1
Customer repurchase agreements	109.4	86.8	87.1	169.1	223.3
Total customer funds	5,447.8	5,415.3	5,317.3	5,359.2	4,945.4
Borrowings	73.0	72.9	-	20.0	29.4
Junior subordinated and subordinated debt	43.0	36.3	36.3	102.3	102.4
Accrued interest payable and other liabilities	27.9	34.8	30.0	39.0	100.4
Total liabilities	5,591.7	5,559.3	5,383.6	5,520.5	5,177.6
Stockholders' Equity
Common stock and additional paid-in capital	739.6	737.8	688.2	686.0	684.1
Preferred Stock	130.8	130.1	129.4	128.7	127.9
Retained earnings (deficit)	(258.8)	(245.5)	(245.0)	(243.7)	(241.7)
Accumulated other comprehensive income (loss)	(9.4)	(2.6)	3.3	4.7	5.4
Total stockholders' equity	602.2	619.8	575.9	575.7	575.7
Total liabilities and stockholders' equity	$6,193.9	$6,179.1	$5,959.5	$6,096.2	$5,753.3

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2010	2010	2010	2010	2009

	(in thousands)
Balance, beginning of period	$108,170	$110,013	$112,724	$108,623	$104,181
Provision for credit losses	18,384	22,965	23,115	28,747	40,792
Recoveries of loans previously charged-off:
Construction and land development	773	214	1,801	409	888
Commercial real estate	13	160	808	22	91
Residential real estate	304	1,209	295	231	340
Commercial and industrial	800	389	573	1,238	216
Consumer	36	47	14	67	42
Total recoveries	1,926	2,019	3,491	1,967	1,577
Loans charged-off:
Construction and land development	3,221	3,843	7,921	8,638	9,859
Commercial real estate	7,297	12,813	7,827	5,884	6,204
Residential real estate	3,278	3,695	7,835	5,855	5,909
Commercial and industrial	2,823	5,036	4,602	4,757	14,924
Consumer	1,162	1,440	1,132	1,479	1,031
Total loans charged-off	17,781	26,827	29,317	26,613	37,927
Net loans charged-off	15,855	24,808	25,826	24,646	36,350
Balance, end of period	$110,699	$108,170	$110,013	$112,724	$108,623

Net charge-offs (annualized) to average loans outstanding	1.52%	2.41%	2.53%	2.43%	3.68%
Allowance for credit losses to gross loans	2.61	2.59	2.66	2.78	2.66
Nonaccrual loans	$116,999	$130,905	$134,264	$148,760	$153,702
Repossessed assets	107,655	110,096	104,365	105,637	83,347
Loans past due 90 days, still accruing	1,458	5,667	8,233	8,437	5,538
Loans past due 30 to 89 days, still accruing	18,164	20,432	20,343	38,611	50,376
Classified loans (including nonaccrual)	256,657	285,972	304,270	336,624	374,847
Watch loans	194,905	205,114	257,715	266,734	325,721

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended December 31,
	2010			2009
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,122.8	$7,054	2.66%	$806.0	$6,621	3.39%
Federal funds sold and other	3.0	9	1.19%	54.4	277	2.02%
Loans (1)	4,169.3	64,985	6.18%	3,953.4	60,532	6.07%
Short term investments	376.7	269	0.28%	516.1	376	0.29%
Investment in restricted stock	38.5	57	0.59%	41.4	7	0.07%
Total interest earning assets	5,710.3	72,374	5.06%	5,371.3	67,813	5.03%
Non-interest earning assets
Cash and due from banks	137.1			161.1
Allowance for credit losses	(111.4)			(108.3)
Bank owned life insurance	117.0			92.1
Other assets	406.9			303.7
Total assets	$6,259.9			$5,819.9
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$632.5	$676	0.42%	$348.2	$753	0.86%
Savings and money market	1,930.8	3,830	0.79%	1,793.4	5,463	1.21%
Time certificates of deposit	1,408.3	4,146	1.17%	1,462.5	7,372	2.00%
Total interest-bearing deposits	3,971.6	8,652	0.86%	3,604.1	13,588	1.50%
Borrowings	160.0	2,097	5.20%	308.2	1,189	1.53%
Junior subordinated and subordinated debt	36.4	714	7.78%	101.9	1,248	4.86%
Total interest-bearing liabilities	4,168.0	11,463	1.09%	4,014.2	16,025	1.58%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,434.4			1,166.7
Other liabilities	31.4			31.4
Stockholders’ equity	626.1			607.6
Total liabilities and stockholders' equity	$6,259.9			$5,819.9
Net interest income and margin		$60,911	4.26%		$51,788	3.84%
Net interest spread			3.97%			3.45%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $464 and $265 for the fourth quarter ended 2010 and 2009, respectively.
(2) Net interest income and margin for the quarter ended September 30, 2010 was 4.32% as furnished in the second quarter report.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Twelve Months Ended December 31,
	2010			2009
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$915.2	$24,753	2.83%	$690.4	$25,815	3.91%
Federal funds sold & other	17.3	141	0.82%	33.5	1,103	3.29%
Loans (1)	4,105.0	255,626	6.23%	4,037.7	248,098	6.14%
Short term investments	448.8	1,130	0.25%	322.9	874	0.27%
Investment in restricted stock	40.2	163	0.41%	41.1	133	0.32%
Total interest earnings assets	5,526.5	281,813	5.12%	5,125.6	276,023	5.41%
Non-interest earning assets
Cash and due from banks	116.6			174.1
Allowance for credit losses	(114.1)			(88.2)
Bank owned life insurance	99.4			91.3
Other assets	402.2			272.2
Total assets	$6,030.6			$5,575.0
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$581.1	$2,898	0.50%	$303.4	$3,216	1.06%
Savings and money market	1,861.7	16,724	0.90%	1,666.7	26,903	1.61%
Time certificates of deposits	1,437.2	21,707	1.51%	1,280.4	31,786	2.48%
Total interest-bearing deposits	3,880.0	41,329	1.07%	3,250.5	61,905	1.90%
Borrowings	158.4	4,283	2.70%	538.0	6,863	1.28%
Junior subordinated and subordinated debt	62.3	3,648	5.86%	103.0	4,966	4.82%
Total interest-bearing liabilities	$4,100.7	49,260	1.20%	$3,891.5	73,734	1.89%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,296.6			1,070.0
Other liabilities	32.1			27.3
Stockholders’ equity	601.2			586.2
Total liabilities and stockholders' equity	$6,030.6			$5,575.0
Net interest income and margin		$232,553	4.23%		$202,289	3.97%
Net interest spread			3.92%			3.52%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $1,164 and $1,210 for the year ended December 31, 2010 and 2009, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results					Inter-
Unaudited					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank	Other	nations	Company
At December 31, 2010	(in millions)
Assets	$2,771.4	$1,953.5	$1,452.2	$731.0	$(714.2)	$6,193.9
Gross loans and deferred fees, net	1,914.1	1,305.4	1,063.8	-	(42.8)	4,240.5
Less: Allowance for credit losses	(73.5)	(20.4)	(16.8)	-	-	(110.7)
Net loans	1,840.6	1,285.0	1,047.0	-	(42.8)	4,129.8
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,388.3	1,671.1	1,281.6	-	(2.6)	5,338.4
Stockholders' equity	310.6	163.3	135.5	609.6	(616.8)	602.2

No. of branches	12	16	11	-	-	39
No. of FTE	421	225	203	59.0	-	908

Three Months Ended December 31, 2010:
	(in thousands)
Net interest income	$26,857	$18,997	$17,311	(2,254.0)	$-	$60,911
Provision for credit losses	15,935	-	2,449	-	-	18,384
Net interest income (loss) after
provision for credit losses	10,922	18,997	14,862	(2,254)	-	42,527
Non-interest income	3,506	1,760	1,040	(4,853)	(2,173)	(720)
Non-interest expense	(23,414)	(14,840)	(10,220)	(10,244)	2,173	(56,545)
Income (loss) from continuing
operations before income taxes	(8,986)	5,917	5,682	(17,351)	-	(14,738)
Income tax expense (benefit)	(3,206)	2,361	2,449	(6,184)	-	(4,580)
Income(loss) from continuing
operations	(5,780)	3,556	3,233	(11,167)	-	(10,158)
Loss from discontinued operations, net	-	-	-	(657)	-	(657)
Net income (loss)	$(5,780)	$3,556	$3,233	$(11,824)	$-	$(10,815)

Twelve Months Ended December 31, 2010:
	(in thousands)
Net interest income	$104,536	$69,223	$62,714	$(3,920)	$-	$232,553
Provision for credit losses	76,669	6,374	10,168	-	-	93,211
Net interest income (loss) after
provision for credit losses	27,867	62,849	52,546	(3,920)	-	139,342
Non-interest income	21,053	9,369	4,489	11,925	-	46,836
Non-interest expense	(90,336)	(51,270)	(38,893)	(16,259)	-	(196,758)
Income (loss) from continuing
operations before income taxes	(41,416)	20,948	18,142	(8,254)	-	(10,580)
Income tax expense (benefit)	(15,010)	8,147	7,825	(7,372)	-	(6,410)
Income(loss) from continuing
operations	(26,406)	12,801	10,317	(882)	-	(4,170)
Loss from discontinued operations, net	-	-	-	(3,025)	-	(3,025)
Net income (loss)	$(26,406)	$12,801	$10,317	$(3,907)	$-	$(7,195)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank	Other	nations	Company
At Dec. 31, 2009:	(in millions)
Assets	$2,779.1	$1,640.8	$1,338.1	$132.8	$(137.4)	$5,753.3
Gross loans and deferred fees, net	2,072.4	1,125.4	924.8	-	(43.0)	4,079.6
Less: Allowance for credit losses	(67.8)	(26.3)	(14.5)	-	-	(108.6)
Net loans	2,004.6	1,099.1	910.3	-	(43.0)	3,971.0
Goodwill	23.2	-	-	2.7	-	25.9
Customer deposits	2,203.8	1,439.8	1,081.9	-	(3.4)	4,722.1
Stockholders' equity	251.7	121.9	122.0	85.7	(5.6)	575.7

No. of branches	12	16	9	-	-	37
No. of FTE	438	224	205	63	-	930

Three Months Ended Dec. 31, 2009:	(in thousands)
Net interest income	$26,129	$13,695	$11,965	$(1)	$-	$51,788
Provision for credit losses	26,635	9,012	5,145	0	-	40,792
Net interest income after provision
for credit losses	(506)	4,683	6,820	(1)	-	10,996
Non-interest income	1,843	1,576	851	1,284	(1,285)	4,269
Noninterest expense	(20,196)	(11,939)	(9,968)	(10,502)	1,285	(51,320)
Income (loss) from continuing
operations before income taxes	(18,859)	(5,680)	(2,297)	(9,219)	-	(36,055)
Income tax expense (benefit)	(6,199)	(1,675)	(699)	(1,685)	-	(10,258)
Income(loss) from continuing
operations	(12,660)	(4,005)	(1,598)	(7,534)	-	(25,797)
Loss from discontinued operations, net	-	-	-	(1,115)	-	(1,115)
Net income (loss)	$(12,660)	$(4,005)	$(1,598)	$(8,649)	$-	$(26,912)

Twelve Months Ended Dec. 31, 2009:	(in thousands)
Net interest income	$106,014	$52,521	$45,205	$(1,451)	$-	$202,289
Provision for credit losses	104,859	30,450	13,790	0	-	149,099
Net interest income after provision
for credit losses	1,155	22,071	31,415	(1,451)	-	53,190
Non-interest income	6,093	5,617	4,319	(7,009)	(4,585)	4,435
Goodwill impairment charge	(45,000)	-	-	(4,670)	-	(49,670)
Noninterest expense	(87,977)	(51,832)	(40,383)	(17,700)	4,585	(193,307)
Income (loss) from continuing
operations before income taxes	(125,729)	(24,144)	(4,649)	(30,830)	-	(185,352)
Income tax expense (benefit)	(28,074)	(8,542)	(1,386)	(451)	-	(38,453)
Income(loss) from continuing
operations	(97,655)	(15,602)	(3,263)	(30,379)	-	(146,899)
Loss from discontinued operations, net	-	-	-	(4,507)	-	(4,507)
Net income (loss)	$(97,655)	$(15,602)	$(3,263)	$(34,886)	$-	$(151,406)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
	(dollars in thousands)
Total stockholder's equity	$602,174	$619,764	$575,858	$575,779	$575,725
Less:
Goodwill and intangible assets	39,291	40,180	41,307	42,214	43,121
Total tangible stockholders' equity	562,883	579,584	534,551	533,565	532,604
Less:
Preferred stock	130,827	130,094	129,378	128,661	127,945
Total tangible common equity	432,056	449,490	405,173	404,904	404,659
Add:
Deferred tax	4,774	5,087	5,400	5,713	6,026
Total tangible common equity, net of tax	$436,830	$454,577	$410,573	$410,617	$410,685
Total assets	$6,193,883	$6,179,146	$5,959,479	$6,096,238	$5,753,279
Less:
Goodwill and intangible assets	39,291	40,180	41,307	42,214	43,121
Tangible assets	6,154,592	6,138,966	5,918,172	6,054,024	5,710,158
Add:
Deferred tax	4,774	5,087	5,400	5,713	6,026
Total tangible assets, net of tax	$6,159,366	$6,144,053	$5,923,572	$6,059,737	$5,716,184
Tangible equity ratio (1)	9.1%	9.4%	9.0%	8.8%	9.3%
Tangible common equity ratio (2)	7.0%	7.3%	6.8%	6.7%	7.1%
Common shares outstanding	81,669	81,503	73,344	73,031	72,504
Tangible book value per share, net of tax (3)	$5.35	$5.58	$5.60	$5.62	$5.66

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
	(in thousands)
Total non-interest income	$(720)	$12,167	$20,760	$14,629	$4,269
Less:
Mark-to-market (losses) gains, net	(6,710)	(210)	6,250	301	(1,874)
Securities impairment charges	(12)	-	(1,071)	(103)	(1,748)
Gains on sales of investment securities, net	-	5,460	6,079	8,218	167
Gain on extinguishment of debt	-	-	3,000	-	-
Gain on sale of subsidiary	-	568	-	-	54
Total operating non-interest income	6,002	6,349	6,502	6,213	7,670
Add: net interest income	60,911	59,468	57,456	54,718	51,788
Net revenue (4)	$66,913	$65,817	$63,958	$60,931	$59,458

Total non-interest expense	$56,545	$46,109	$53,262	$40,843	$51,320
Less:
Net loss (gain) on sales/valuations of
repossessed assets	12,991	4,855	11,994	(1,014)	5,081
Merger related	1,651	-	-	-	-
Goodwill impairment	-	-	-	-	4,095
Total operating non-interest expense (4)	$41,903	$41,254	$41,268	$41,857	$42,144

Net revenue	$66,913	$65,817	$63,958	$60,931	$59,458
Less:
Operating non-interest expense	41,903	41,254	41,268	41,857	42,144
Pre-tax, pre-provision operating earnings (5)	$25,010	$24,563	$22,690	$19,074	$17,314

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
	(in thousands)
Total operating non-interest expense	$41,903	$41,254	$41,268	$41,857	$42,144
Divided by:
Total net interest income	$60,911	$59,468	$57,456	$54,718	$51,788
Add:
Tax equivalent interest adjustment	464	307	149	244	265
Operating non-interest income	6,002	6,349	6,502	6,213	7,670
	$67,377	$66,124	$64,107	$61,175	$59,723
Efficiency ratio - tax equivalent basis (6)	62.2%	62.4%	64.4%	68.4%	70.6%

	Three Months Ended
	Dec. 31,	Dec. 31,
	2010	2009
	(in thousands)
Stockholder's equity	$602,174	$575,725
Less:
Accumulated other comprehensive (loss) income	(9,422)	5,405
Non-qualifying goodwill and intangibles	35,269	37,900
Other non-qualifying assets	25,730	25,115
Add:
Qualifying trust preferred securities	41,037	40,441
Tier 1 capital (regulatory) (7)	591,634	547,746
Less:
Qualifying non-controlling interests	214	137
Qualifying trust preferred securities	41,037	40,441
Preferred stock	130,827	127,248
Estimated Tier 1 common equity (8)	$419,556	$379,920
Divided by:
Estimated risk-weighted assets (regulatory (8)	$4,940,918	$4,633,541
Tier 1 common equity ratio (8)	8.5%	8.2%

	Dec. 31,	Dec. 31,
	2010	2009
	(in thousands)
Classified assets	$366,915	$485,911
Divide:
Tier 1 capital (regulatory) (7)	591,634	547,746
Plus: Allowance for credit losses	110,699	108,623
Total Tier 1 captial plus allowance for credit losses	$702,333	$656,369
Classified assets to Tier 1 capital plus allowance (9)	52%	74%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement is better indicative of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides understanding of the operating efficiency of the Company.
(7) Under the guidelines of the Federal Reserve and the FDIC in effect at December 31, 2010, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets.  Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories.  The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category.  The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio.  Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity.  Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio.  We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.

(9) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.